Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS RESULTS FOR THE FIRST QUARTER OF 2021

Plano, TX, May 7, 2021 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months ended March 31, 2021.  The Company’s financial results continue to be impacted by the COVID-19 pandemic, as the Company continues to reopen its theatres based on local mandates.  As of March 31, 2021, the Company had 301 domestic and 78 international theatres open, showing a limited volume of new releases along with library content during reduced operating hours.

Cinemark Holdings, Inc.’s total revenues for the three months ended March 31, 2021 were $114.4 million compared to $543.6 million for the three months ended March 31, 2020 For the three months ended March 31, 2021, admissions revenues were $56.1 million and concession revenues were $39.5 million. For the three months ended March 31, 2021, attendance was 7.7 million patrons, average ticket price was $7.25 and concession revenues per patron were $5.10.

Net loss attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2021 was $208.2 million compared to $59.6 million for the three months ended March 31, 2020. Diluted loss per share for the three months ended March 31, 2021 was $1.75 compared to $0.51 for the three months ended March 31, 2020.

Adjusted EBITDA for the three months ended March 31, 2021 was $(92.0) million compared to $66.2 million for the three months ended March 31, 2020. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“Over a year has passed since COVID-19 prompted the shutdown of our global circuit, and today I am pleased to report that we are now actively on the road to recovery,” stated Mark Zoradi, Cinemark CEO.  “We are highly optimistic about theatrical exhibition’s resurgence in the U.S. over the coming months on account of a range of factors, including the rapid pace of the vaccine rollout, improving consumer sentiment about returning to movie theaters, recent box office successes and confirmation of consistent product supply.  On a global basis, we remain confident that, like the U.S., other countries will quickly recover as lockdowns reign in the virus and vaccines are more widely disseminated.”

As of March 31, 2021, the Company’s aggregate screen count was 5,872 and the Company had commitments to open six new theatres and 72 screens during the remainder of 2021 and 13 new theatres and 123 screens subsequent to 2021.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at https://investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, operates 523 theatres with 5,872 screens in 42 states domestically and 15 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://investors.cinemark.com/

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Caitlin Piper – 972-665-1418 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict, including, among others, the impacts of COVID-19.  Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 26, 2021 and the Current Report on Form 8-K filed March 4, 2021.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Statement of income data:
Revenues
Admissions	$56,121	$292,462
Concession	39,488	190,356
Other	18,752	60,798
Total revenues	114,361	543,616
Cost of operations
Film rentals and advertising	23,205	156,617
Concession supplies	7,140	34,812
Salaries and wages	31,166	87,544
Facility lease expense	64,829	82,241
Utilities and other	49,144	100,523
General and administrative expenses	35,858	41,018
Depreciation and amortization	68,160	65,256
Impairment of long-lived assets	—	16,619
Restructuring costs	(208)	—
Loss on disposal of assets and other	4,505	1,905
Total cost of operations	283,799	586,535
Operating loss	(169,438)	(42,919)
Interest expense	(36,553)	(24,666)
Interest income	646	2,084
Loss on extinguishment of debt	(2,603)	-
Foreign currency exchange loss	(2,974)	(4,848)
Distributions from NCM	77	5,224
Interest expense - NCM	(5,835)	(5,891)
Equity in income (loss) of affiliates	(6,806)	8,486
Loss before income taxes	(223,486)	(62,530)
Income taxes	(14,643)	(3,108)
Net loss	$(208,843)	$(59,422)
Less: Net income (loss) attributable to noncontrolling interests	(602)	169
Net loss attributable to Cinemark Holdings, Inc.	$(208,241)	$(59,591)
Loss per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$(1.75)	$(0.51)
Diluted	$(1.75)	$(0.51)
Weighted average shares outstanding - Diluted	117,177	116,496

Other Operating Data

(unaudited, in thousands)

	As of	As of
	March 31,	December 31,
	2021	2020
Balance sheet data:
Cash and cash equivalents	$512,828	$655,338
Theatre properties and equipment, net	$1,533,298	$1,615,062
Total assets	$5,296,954	$5,562,922
Long-term debt, including current portion, net of unamortized debt discounts and debt issue costs	$2,495,148	$2,395,218
Equity	$523,983	$798,969

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment			International Operating Segment					Consolidated
	Three Months Ended March 31,			Three Months Ended March 31,			Constant Currency (1)		Three Months Ended March 31,
Revenues	2021	2020	% Change	2021	2020	% Change	2021	% Change	2021	2020	% Change
Admissions revenues	$48.5	$232.3		$7.6	$60.2		$8.6		$56.1	$292.5
Concession revenues	$33.0	$152.8		$6.5	$37.6		$7.1		$39.5	$190.4
Other revenues	$15.6	$42.3		$3.2	$18.4		$3.7		$18.8	$60.7
Total revenues	$97.1	$427.4		$17.3	$116.2		$19.4		$114.4	$543.6
Attendance	5.2	27.9		2.5	17.9				7.7	45.8
Average ticket price	$9.25	$8.33	11.0%	$3.05	$3.36	(9.2)%	$3.45	2.7%	$7.25	$6.39	13.5%
Concession revenues per patron	$6.30	$5.48	15.0%	$2.58	$2.10	22.9%	$2.82	34.3%	$5.10	$4.16	22.6%

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended		Three Months Ended			Three Months Ended
	March 31,		March 31,			March 31,
Cost of Operations	2021	2020	2021	2020	Constant Currency (1) 2021	2021	2020
Film rentals and advertising	$19.3	$128.0	$3.9	$28.6	$4.4	$23.2	$156.6
Concession supplies	$5.5	$25.6	$1.7	$9.2	$1.9	$7.2	$34.8
Salaries and wages	$24.9	$71.2	$6.3	$16.4	$7.2	$31.2	$87.6
Facility lease expense	$59.0	$65.4	$5.8	$16.8	$6.3	$64.8	$82.2
Utilities and other	$40.0	$75.0	$9.1	$25.5	$10.5	$49.1	$100.5
(1)

Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2020. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results.    We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2021	2020
Adjusted EBITDA (1)
U.S.	$(76,997)	$56,072
International	(14,953)	10,139
Total Adjusted EBITDA (1)	$(91,950)	$66,211
Capital expenditures
U.S.	$13,641	$25,673
International	4,039	8,470
Total capital expenditures	$17,680	$34,143
(1)

Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended
	March 31,
	2021	2020
Net income (loss)	$(208,843)	$(59,422)
Add (deduct):
Income taxes	(14,643)	(3,108)
Interest expense	36,553	24,666
Other expense, net (a)	14,971	169
Distributions from DCIP (b)	—	5,161
Cash distributions from other equity investees (c)	156	11,445
Depreciation and amortization	68,160	65,256
Impairment of long-lived assets	—	16,619
Restructuring costs	(208)	—
Loss on disposal of assets and other	4,505	1,905
Loss on extinguishment of debt	2,603	—
Non-cash rent	128	(591)
Share based awards compensation expense (d)	4,668	4,111
Adjusted EBITDA	$(91,950)	$66,211
(a)	Includes interest income, foreign currency exchange loss, interest expense – NCM and equity in income (loss) of affiliates.
(b)	Cash distributions from DCIP, which were recorded as a reduction of the Company’s investment in DCIP.
(c)	Cash distributions received from equity investees, other than those from DCIP noted above, that were recorded as a reduction of the respective investment balances.
(d)	Non-cash expense included in general and administrative expenses.